Exhibit 4.1

NUMBER
U-	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 37636W202

GSR II METEORA ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE SIXTEENTH OF RIGHT, AND ONE REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT____________________is the owner of___________Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of GSR II Meteora Acquisition Corp., a Delaware corporation (the “Company”), one-sixteenth (1/16) of one right (“Right”), and one (1) redeemable warrant (“Warrant”). Each whole right entitles the holder thereof to one share of common stock upon the consummation of an initial business combination. Each Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, common stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Common Stock, Rights, and Warrants comprising the Units represented by this certificate are not transferable separately prior to                , 2022, unless Oppenheimer & Co. Inc. elects to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement dated as of                , 2022, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement, dated as of                 , 2022, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at One State Street, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

___________________________________ Chief Executive Officer	_________________________________ Chief Financial Officer
___________________________________ Transfer Agent

GSR II METEORA ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________________________Units represented by the within Certificate, and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated____________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in the Company’s final prospectus dated                , 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by                , 2023 (or a later date pursuant to its Amended and Restated Certificate of Incorporation), (ii) the Company redeems the shares of common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the common stock if it does not consummate an initial business combination by                , 2023 (or a later date pursuant to its Amended and Restated Certificate of Incorporation), or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

3